Exhibit 5.1

Tel +1.214.220.7700 Fax +1.214.220.7716

April 8, 2021

MoneyGram International, Inc.

2828 N. Harwood Street, 15th Floor

Dallas, Texas 75201

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for MoneyGram International, Inc., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) initially filed on April 8, 2021 with the Securities and Exchange Commission (the “Commission”), to which this opinion is an exhibit, in connection with the registration by the Company under the Securities Act of 1933 (the “Securities Act”) of the offer and sale, from time to time, pursuant to Rule 415 of the Securities Act, by:

(i)

the Company of (a) shares (the “Primary Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (b) shares of the Company’s preferred stock, par value $0.01 per share, in one or more series (the “Preferred Stock”), which may be convertible into or exchangeable for Common Stock, another series of Preferred Stock or Debt Securities (as defined below), (c) depositary shares evidenced by depositary receipts, which may be convertible into or exchangeable for Preferred Stock (the “Depositary Shares”), (d) debt securities, which may be either senior or subordinated and may be issued in one or more series, consisting of notes, debentures or other evidences of indebtedness, certain of which may be convertible into or exchangeable for Common Stock, Preferred Stock or Units (as defined below) (the “Debt Securities”), (e) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”), (f) rights to purchase Common Stock, Preferred Stock, Debt Securities, Warrants or Units (as defined below) (the “Rights”), and (g) units consisting of one or more Debt Securities, shares of Common Stock or Preferred Stock, Warrants or any combination of such securities (the “Units”);

(ii)	the subsidiary guarantors named in Schedule I hereto (collectively, the “Guarantors”) of guarantees of the Debt Securities (the “Guarantees”); and

(iii)	the stockholders named as selling stockholders in any Prospectus Supplement (as defined below) of shares of Common Stock (the “Resale Shares”).

The Resale Shares, the Primary Shares, the Preferred Stock, the Depositary Shares, the Debt Securities, the Warrants, the Rights, the Units and the Guarantees are collectively referred to as the “Securities.”

Vinson & Elkins LLP Attorneys at Law Austin Dallas Dubai Hong Kong Houston London New York Richmond Riyadh San Francisco Tokyo Washington	Trammell Crow Center, 2001 Ross Avenue, Suite 3900 Dallas, TX 75201-2975 Tel +1.214.220.7700 Fax +1.214.220.7716 www.velaw.com

MoneyGram International, Inc. April 8, 2021 Page 2

The Company has advised us that the Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements to the prospectus contained in the Registration Statement (each a “Prospectus Supplement”).

In rendering the opinions set forth below, we have reviewed and relied upon (i) the Company’s Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, as amended, (ii) the Registration Statement, (iii) the form of Senior Indenture included as an exhibit to the Registration Statement (the “Senior Indenture”), (iv) the form of Subordinated Indenture included as an exhibit to the Registration Statement (together with the Senior Indenture, the “Indentures”), (v) resolutions of the board of directors of the Company (the “Board”) and the Guarantors relating to the Registration Statement, and (vi) such other certificates, statutes and other instruments and documents as we considered necessary or appropriate for the purpose of rendering the opinions set forth below. In addition, we have reviewed such questions of law as we considered necessary or appropriate. As to matters of fact relevant to the opinions expressed below, and as to factual matters arising in connection with our review of corporate documents, records and other documents and writings, we have relied upon certificates and other communications of corporate officers of the Company and the Guarantors, without further investigation as to the facts set forth therein.

For purposes of rendering the opinions set forth below, we have made the following assumptions:

(i)	the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and comply with all applicable laws;

(ii)	one or more Prospectus Supplements will have been prepared and filed with the Commission describing the Securities offered thereby;

(iii)

each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine;

(iv)	each person signing the documents that we reviewed has the legal capacity and authority to do so;

(v)	each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete;

(vi)

all Securities (including any Resale Shares not previously issued as of the date hereof) will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement;

(vii)

the Indentures, together with any supplemental indentures relating to a series of Debt Securities to be issued under either of the Indentures, a Warrant agreement relating to the Warrants, a depositary agreement relating to the Depositary Shares and the related depositary receipts, a Rights agreement relating to the Rights and a Unit agreement relating to the Units will each be duly authorized and validly executed and delivered by the parties thereto;

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(viii)	the Company and the Guarantors are duly organized, validly existing and in good standing under the laws of their respective jurisdictions;

(ix)

at the time of the issuance of the Securities, (a) each of the Company and the Guarantors will validly exist and be duly qualified and in good standing under the laws of its jurisdiction of formation, and (b) the Company and the Guarantors will have the necessary organizational power and authority to issue such Securities;

(x)

at the time of any offering or sale of any Common Stock or Preferred Stock, the Company will have authorized or created and made available for issuance the number of shares of Common Stock and/or Preferred Stock set forth in such offering or sale;

(xi)

except with respect to Common Stock or Preferred Stock issuable upon exchange or conversion of Securities constituting Debt Securities or Preferred Stock, or upon exercise of Warrants, any definitive purchase, underwriting or similar agreement with respect to the Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and

(xii)

any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, issued and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Based upon and subject to the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

(1)

The Common Stock will be validly issued, fully paid and non-assessable when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the offering thereof and related matters, and (b) certificates representing the Common Stock have been duly executed, countersigned, registered and delivered either (1) in accordance with any applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein (provided that such consideration is not less than the aggregate par value of the Common Stock), or (2) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board for the consideration approved by the Board (provided that such consideration is not less than the aggregate par value of the Common Stock);

(2)

With respect to shares of any series of Preferred Stock, such shares will be validly issued, fully paid and non-assessable when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of the series, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating the series and fixing and determining the preferences, limitations and relative rights thereof and the filing of a certificate of designation with respect to the series with the Secretary of State of the State of Delaware as required

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under Section 151 of the Delaware General Corporation Law (a “Certificate of Designation”), and (b) certificates representing the shares of the series of Preferred Stock have been duly executed, countersigned, registered and delivered either (1) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (provided that such consideration is not less than the aggregate par value of such shares) provided for therein, or (2) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board for the consideration approved by the Board (provided that such consideration is not less than the aggregate par value of such shares);

(3)

The Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the applicable depositary agreements when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designation relating to the Preferred Stock underlying the Depositary Shares and the filing of a Certificate of Designation with the Secretary of State of the State of Delaware, (b) the depositary agreement or agreements relating to the Depositary Shares and the related depositary receipts have been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company, (c) the shares of Preferred Stock underlying the Depositary Shares have been deposited with a bank or trust company (which meets the requirements for the depositary set forth in the Registration Statement) under the applicable depositary agreement, and (d) the depositary receipts representing the Depositary Shares have been duly executed, registered and delivered in accordance with the applicable depositary agreement approved by the Board upon payment of the consideration thereof as provided for in the applicable definitive purchase, underwriting or similar agreement;

(4)

The Debt Securities and, if applicable, the Guarantees will constitute valid and legally binding obligations of the Company and the Guarantors, as applicable, enforceable against the Company and the Guarantors, as applicable, in accordance with their terms, when (a) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (b) the Board and, if applicable, the boards of directors or similar governing bodies of the Guarantors have taken all necessary corporate action to approve the issuance and terms of the Debt Securities, the Guarantees, the terms of the offering thereof and related matters, (c) the terms of the Debt Securities and, if applicable, the Guarantees and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or the Guarantors, as applicable, and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company or the Guarantors, as applicable, (d) any shares of Common Stock or Preferred Stock issuable upon the conversion of the Debt Securities, if applicable, have been duly and validly authorized for issuance, and (e) the Debt Securities (and if applicable, the related Guarantees) have been duly executed, authenticated, issued and delivered in accordance with the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement upon payment of the consideration for the Debt Securities as provided for therein;

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(5)

The Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, when (a) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (b) the Warrant agreement or agreements relating to the Warrants have been validly executed and delivered by the Company and the Warrant agent appointed by the Company, and (c) the Warrants and certificates representing the Warrants have been duly executed and delivered in accordance with the applicable Warrant agreement and the applicable definitive purchase, underwriting or similar agreement upon payment of the consideration provided for therein;

(6)

The Rights will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, when (a) the Board has taken all necessary corporate action to approve the creation of and the issuance and the terms of the Rights, the terms of the offering thereof and related matters, (b) the agreements relating to the Rights have been validly executed and delivered by the Company and the Rights agent appointed by the Company, and (c) the Rights or certificates representing the Rights have been duly executed, registered and delivered in accordance with the applicable Rights agreement and the applicable definitive purchase, underwriting or similar agreement upon payment of the consideration provided for therein; and

(7)

The Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, when (a) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Units, the terms of the offering thereof and related matters, (b) the constituent securities of the Units have been duly authorized and reserved for issuance by all necessary corporate action, (c) the agreements relating to the Units have been validly executed and delivered by the Company and the Unit agent appointed by the Company, and (d) the Units have been duly executed, authenticated, issued and delivered in accordance with the applicable Unit agreement and the applicable definitive purchase, underwriting or similar agreement upon payment of the consideration provided for therein.

Our opinion is qualified in the following respects:

(i)

we express no opinion concerning (a) the validity or enforceability of any provisions contained in the Indentures that purport to waive, or not give effect to, rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law, or (b) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws;

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(ii)

our opinions herein are limited in all respects to the Delaware General Corporation Law, which includes those statutory provisions as well as all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws, the laws of the State of New York and the federal laws of the United States of America, and we do not express any opinion as to the applicability of, or the effect thereon, of the laws of any other jurisdiction;

(iii)

we express no opinion with respect to the validity or enforceability of provisions that limit the obligation of a guarantor based on the potential unenforceability, invalidity or voidability of a guarantee under any applicable law, including, without limitation, any state or federal fraudulent transfer or fraudulent conveyance laws;

(iv)	we express no opinion as to any matter other than as set forth herein, and no opinion may be inferred or implied herefrom; and

(v)	our opinion is given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption “Legal Matters.” By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.

Schedule I

MoneyGram International Payment Systems, Inc.

MoneyGram Payment Systems Worldwide, Inc.

MoneyGram Payment Systems, Inc.